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                                                                       EXHIBIT 5


                        [Letterhead of Haythe & Curley]

                                August __, 1998



Norton McNaughton, Inc.
463 Seventh Avenue
New York, New York  10018

Dear Sir or Madam:

         We have acted as counsel for Norton McNaughton, Inc., a Delaware corporation (the "Company"), in connection with the registration statement on Form S-8 being filed by the Company under the Securities Act of 1933, as amended, with respect to 300,000 shares (the "Long Term Plan Shares") of the Company's common stock, $.01 par value (the "Common Stock"), which have been or are to be offered by the Company pursuant to the Company's 1998 Long Term Incentive Plan (the "Long Term Plan"), with respect to 100,000 shares (the "Non-Employee Director Shares") of the Common Stock, which have been or are to be offered by the Company pursuant to the Company's Stock Option Plan For Non-Employee Directors (the "Non-Employee Director Plan"), with respect to 1,050,000 shares (the "Option Bonus Plan Shares") of Common Stock, which may be offered pursuant to the Company's Option Bonus Plan For Senior Executives of JJ Acquisition Corp. and to each of Susan Schneider, Leslie Schneider and Scott Schneider pursuant to their respective Employment Agreements dated as of June 18, 1998 with Jeri-Jo Knitwear, Inc., a Delaware corporation (the "Option Bonus Plan").

         In connection with such registration statement, we have examined such records and documents and such questions of law as we have deemed appropriate for purposes of this opinion. On the basis of such examination, we advise you that in our opinion:

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         (1)  the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware; and

         (2) the Long Term Plan Shares, the Non-Employee Director Shares and the Option Bonus Shares have been duly and validly authorized and, when issued and paid for in accordance with the terms of the Long Term Plan, the Non-Employee Director Plan and the Option Bonus Plan, respectively, and stock options duly granted or to be granted thereunder, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the aforesaid registration statement.

                                             Very truly yours,


                                             /s/ Haythe & Curley

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